STOCK AND DEBT PURCHASE AGREEMENT

STOCK AND DEBT PURCHASE AGREEMENT, dated as of August 9, 2002 (this "Agreement"), by and among MidMark Capital II, L.P. and MidMark Capital, L.P (collectively,the "Buyer"), DynaSys, S.A. (the "Company") and Vertex Interactive, Inc. (hereinafter referred to as the "Stockholder");

WHEREAS, the Stockholder is the sole beneficial and record owner of the Company (less certain shares owned by three directors of the Company (the "Director's Shares")(Stockholder's interests being referred to as the "Shares") and is owed certain amounts by the Company in the form of intercompany loans (the "Debt"; collectively with the Shares, the "Purchased Interests");

WHEREAS, Buyer desires to purchase and the Stockholder desires to sell, all of the Purchased Interests, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the respective covenants, representations and warranties herein contained, and intending to be legally bound whereby, the parties hereto agree as follows:

ARTICLE I.

SALE OF STOCK

1.1. The Sale.

Upon the terms and subject to the conditions of this Agreement the Stockholder hereby sells, conveys, assigns, transfers and delivers to Buyer and Buyer purchases, acquires and accepts from the Stockholder all of the Purchased Interests. The Stockholder will, at the direction of the Buyer, cause the Director's Shares to be transferred to the Buyer or their designee.

1.2. Purchase Price.

The aggregate consideration to be paid for the Purchased Interests and for the Stockholder causing a transfer of the Director's Shares as directed by the Buyer, shall be an amount in U.S. dollars equal to $6,000,000 credited against principal and then interest outstanding under the following notes in the following order: (1) the $319,680.83 Amended and Restated Convertible Promissory Note dated as of March 7, 2002 payable to MidMark Capital, L.P., (2) $4,399,039.67 Amended and Restated Convertible Promissory Note dated as of March 7, 2002 payable to MidMark Capital II, L.P., and (3) 3,000,000 Convertible Promissory Note dated November 1, 2001 payable to MidMark Capital II, L.P.

In addition, as further consideration MidMark Capital II, L.P. shall advance under a demand loan $140,000 on the date of this Agreement. MidMark Capital II, L.P. shall advance an additional $285,000 under its demand loan upon the satisfaction of the conditions listed below, the proper registration of the transfer of the Purchased Interests and obtaining any approvals as may be required from the SBA. In the event the Buyer determines that the transfer of the Purchased Interests have not been properly registered, the conditions have not been met or SBA approval cannot be obtained by August 19, 2002 then the Buyer shall have the right to rescind this transaction. If the Buyer should determine that any of representations and warranties are untrue in any material respects then the Buyer shall have the right to rescind this transaction.

1.3. Seller's right to Repurchase.

Subject to the satisfaction the following conditions, on February 9, 2003 (the "Repurchase Date") the Stockholder shall have the right to repurchase a portion of the Shares from the Buyer (pro rata between MidMark Capital, L.P. and MidMark Capital II, L.P. in accordance with their initial holdings). The Stockholder shall only have such right on the Repurchase Date if (1) before that date there has been a public offering of the Shares on a generally recognized exchange of equity securities (the "Public Offering"), and (2) on the Repurchase Date the aggregate market capitalization of the Company (the "Company Market Cap"), which capitalization is based on the average trading price during the immediately proceeding thirty trading days (the "Trading Price"), exceeds $9,000,000. If the foregoing conditions have been met, the Stockholder shall have the right on the Repurchase Date to purchase Shares from the Buyer a number of Shares equal to 20% of the Shares held by the Buyer immediately after the Public Offering by tendering to the Buyer cash or a note in the form of Exhibit A (the "Repurchase Note") for an amount equal to the purchase price paid by the Buyer for such shares hereunder. The Repurchase Note shall be secured by the assets of the Stockholder including the repurchased Shares, bear interest at 10% which interest shall be payable monthly with the principal amount of the Repurchase Note payable in one year.

1.4. Allocation of Ownership.

Ownership of the Purchased Interests shall be allocated between MidMark Capital, L.P.and MidMark Capital II, L.P. pro rata in accordance with the amount of consideration provided by each of them.

1.5. Deliveries by Stockholder and the Company.

Unless Buyer agrees to the contrary by August 19, 2002, the Stockholder and the Company will deliver the following to Buyer:
(a) Certificates representing the Shares, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer, and any other documents that are necessary to transfer to Buyer good title to all the Shares free and clear of all Liens (as hereinafter defined) or any other documents necessary to properly transfer ownership of the Purchased Interests;

                                 2

(b) The resignations of all members of the Boards of Directors
(all such persons collectively, the "Resigning Directors") of the Company;

(c) The stock books, stock ledgers, minute books, other corporate records and corporate seals of the Company;

(d) Certified copies of the resolutions, duly adopted by the Board of Directors or its equivalent of the Company, that will be in full force and effect at the time of delivery, authorizing the execution, delivery and performance of this Agreement;

(e) Certified copies of the resolutions, duly adopted by the Board of Directors of the Stockholder, that will be in full force and effect at the time of delivery, authorizing the execution, delivery and performance of this Agreement and approving in accordance with French Law the transfers of the Shares to the Buyer;

(f) The opinion of Stockholder's Counsel, substantially in satisfactory form;

(g) Any third party consents required in connection with the transactions contemplated by this Agreement;

(h) A Non-Competition Agreement from the Stockholder providing that the Stockholder will not for some reasonable period compete with the Company in the Supply Chain Planning Market; and

(i) All other documents, instruments and writings required to be delivered by the Stockholder and/or the Company pursuant to this Agreement.

1.6. Deliveries by Buyer.

The Buyer will deliver the following:

(a) The Purchase Price;

(b) A Non-Competition Agreement from the Buyer and the Company providing that the Buyer and the Company will not for some reasonable period compete with the Stockholder in the Supply
Chain Execution Market;

(c) Certified copies of the resolutions, duly adopted by the Board of Directors of Buyer, that will be in full force and effect at the time of delivery, authorizing the execution, delivery and performance of this Agreement; and

(d) All other documents, instruments and writings required to be delivered by Buyer pursuant to this Agreement.

                                   3

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AS TO ITSELF

Stockholder hereby represents and warrants to Buyer (which representations and warranties shall be true and complete on and as of the Closing Date) as follows:

2.1. Ownership of Shares; Title.
Stockholder is the owner of record and beneficially of the Purchased Interests. All of the Purchased Interests are owned by the Stockholder free and clear of any claim, levy, charge, pledge, hypothecation, trust, security interest, proxy, voting arrangement, conditional sale or title retention contract, or other encumbrance or restriction of any kind, including restrictions affecting voting rights, transferability or incidents of record or beneficial ownership (any of which being referred to as a "Lien") except liens in favor of the Buyer. The consummation of the sale of the Shares will convey to Buyer good and marketable title to the Shares free and clear of all Liens. There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of the Shares to which Stockholder is a party or is bound thereto. Except for this Agreement, there are no outstanding warrants, options, rights or agreements of any kind to acquire from Stockholder any Shares owned by Stockholder. All of such Shares are fully paid and non-assessable. The Debt is all of and the only obligation owed by the Company to the Stockholder or any of its Affiliates.

2.2. Authority.

Stockholder has full power, legal right and authority to execute and deliver this Agreement, to sell the Purchased Interests in accordance with the terms and subject to the conditions of this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action and no other proceedings on the part of Stockholder are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming this Agreement has been duly authorized, executed and delivered by Buyer, constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms. The execution, delivery and performance by Stockholder of this Agreement and the transactions (and the consummation of the transactions) contemplated hereby and thereby will not: (i) violate or conflict with any provision of the organizational document, if any, of Stockholder; (ii) result in the breach of, or constitute a default (with or without notice or lapse of time, or both) under, any provision of (a)any debt instrument, indenture, mortgage agreement or other instrument or arrangement to which Stockholder is a party or by which any of the Shares owned by Stockholder is bound or (b) any judgment, order or decree by which Stockholder is bound or by which any of the Shares owned by Stockholder is bound or affected, or (iii) result in the imposition of any Lien on any of the Shares owned by Stockholder or (iv) impair Stockholder's ability to perform his obligations under this Agreement.

                                 4

ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF
                  THE STOCKHOLDER AS TO THE COMPANY

The Stockholder represents and warrants to Buyer (which representations and warranties shall be true and complete on and as of the Closing Date) as follows:

3.1. Organization; Etc.

(a) The Company is duly organized, validly existing and in good standing under the laws of the Republic of France, and has all requisite power and authority to own, lease and operate its properties and to carry on the business conducted by it as now conducted.

(b) The Company is duly qualified or licensed and in good standing to do business as a foreign corporation in each such jurisdiction in which such qualification is required and there are no other jurisdictions in which the Company's ownership of property, or the manner in which the Company conducts its business, requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined). "Material Adverse Effect" shall mean any event having (or reasonably likely to have) a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company taken as a whole or materially impair the ability of the Stockholder or the Company to consummate the transactions contemplated by this Agreement.

3.2. Capitalization.

(a) All of the Shares are duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights.

(b) The Shares represent all of the issued and outstanding capital stock and equity interests in the Company. Except for the Shares, there are no (i) subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character,whether oral or written, relating to the issuance, transfer or sale, delivery, transfer, voting or redemption (including any right of conversion or exchange under any outstanding security or other instrument) of any of the capital stock or other equity interests of the Company, or (ii) agreements, arrangements, or understandings granting any person any rights in the Company similar to capital stock or other equity interests. All of the Shares were issued by the Company in compliance with all applicable securities laws. There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of the Shares to which the Company is a party or is bound thereto.

3.3. Affiliate Transactions.

All arrangements, contracts, understandings, agreements or transactions (whether written or oral) in existence between the Company, on the one hand, and the Stockholder (or any family member of Stockholder) or any affiliate or associate of the Stockholder or any business or entity in which the Stockholder or any affiliate or associate of the Stockholder, have any direct or

                                5

indirect interest (other than the Company) (the "Stockholder's Affiliates"), on the other hand(each, an "Affiliate Transaction", and together the "Affiliate Transactions") are on terms that would exist in an arms length transaction. There are no loans to the Company from any Affiliate of the Company other than the Debt.

3.4. Consents and Approvals; No Violations.

No filing with, and no permit, authorization, consent or approval of, any public body or governmental authority, domestic or foreign is necessary for the consummation by the Stockholder of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any of the terms, conditions or provisions of any indenture, license, contract, agreement or other instrument or obligation to which the Company is a party or by which any of them or any of their properties or assets may be bound, except for violations, breaches and defaults which in the aggregate would not have a Material Adverse Effect, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company.

3.5. Title to Assets.

The Company has good title to all of the assets needed to conduct its business.

3.6. Tax Matters.

(a) All material returns, declarations, reports, estimates, statements, schedules or other information or documents with respect to Taxes (as defined below) (collectively, "Tax
Returns") required to be filed by the Company have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct, and complete. The Company has timely paid all Taxes due or claimed to be due from them by any federal, state, local, foreign or other taxing authority and no material deficiency for any Taxes has been proposed, asserted or assessed against the Company that has not been resolved and paid in full. There are no Liens for Taxes upon any of the assets of the Company except liens for Taxes not yet due and payable.

(b) The Company has established adequate reserves in accordance with generally accepted accounting principles for all Taxes not yet due and payable.

(c) No audit or other proceeding by any federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of the Company, and the Company has not received written notice of any pending audits or proceedings.

                                 6

(d) For purposes of this Agreement, the term "Taxes" (including, with correlative meaning, the term "Tax") shall mean (i) all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service,service use, ad valorem, transfer, franchise, profits, license, lease, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, real and personal property, gift, windfall profits or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign) and (ii) any liability of the Company for the payment of any amount of the type described in clause (i) as a result of being a member of an affiliated, unitary, or combined group except for such liabilities as would not in the aggregate have a Material Adverse Effect.

3.7. Financial Statements; Absence of Undisclosed Liabilities.

All information provided to the Buyer by the Stockholder reflecting the financial condition of the Company is true, correct and complete in all materials respects and there has been no material adverse change since the date that information was provided.

3.8. Material Contracts.

(a) The Company will provide and the Stockholder will cause the Company to provide by August 14, 2002 copies of the following material contracts, agreements, arrangements or understandings to which the Company is a party (together, the "Material
Contracts"):

(i) each employment, severance, management, consulting and other agreement involving compensation for services rendered or to be rendered;

(ii) each credit agreement, loan agreement, indenture, note, mortgage, security agreement, loan commitment, evidence of indebtedness, or other contract relating to indebtedness for borrowed money;

(iii) the leases relating to the Leased Properties (as defined in Section 3.5) (the "Real Property Leases") and the Capital Leases;
(iv) each contract, agreement or other arrangement granting any Person any preferential right to purchase any of the material properties or assets of the Company;

(v) each collective bargaining or similar agreements (the
"Collective Bargaining Agreements") with any labor unions or associations representing employees of the Company;

(vi) each employee benefit plan (as hereinafter defined);

(vii) each contract, agreement, arrangement or understanding with Stockholder (or family member thereof), director or officer of the Company;

                                  7

(viii) each contract, agreement, arrangement or understanding involving an amount in excess of $10,000 for the future purchase of, or payment for, supplies, products or services;

(ix) each contract, agreement, arrangement or understanding involving an amount in excess of $10,000 to sell or supply products or to perform services;

(x) each partnership or joint venture agreements;

(xi) each contract, agreement, arrangement or understanding limiting or restraining the Company from engaging or competing in any lines or business with any person, firm,corporation or other entity;

(xii) each contract, agreement, arrangement or understanding providing for rights of indemnification of exculpation by the Company in favor of any officer, director, employee or agent or financial advisor of the Company or any other person or entity; and

(xiii) each other contract, agreement, arrangement or understanding (whether written or oral) entered into (A) in the ordinary course of business which involves the payment or receipt of an amount in excess of $10,000 per annum or (B) outside of the ordinary course of business.

(b) All of the Material Contracts are valid, binding and enforceable obligations of the Company, as the case may be, and neither the Company nor, to the knowledge of the Stockholder, the other party thereto, is in breach of or default under any such Material Contract except for immaterial breaches or defaults which will not give rise to any right to terminate any of the Material Contracts or result in any material liability to the Company.

3.9. Litigation.

There are no legal actions, suits, administrative, arbitration or other proceedings or governmental investigations (collectively, the "Actions") pending or, threatened against the Company (or against any officer or director of the Company, in their capacity as an officer or director of any such entity) or the Real Properties at law or in equity, before any federal, state, municipal or other governmental court, department, commission, board, arbitrator, bureau,agency or instrumentality (a "Governmental Entity") which, if adversely decided, would in the aggregate be reasonably likely to have a Material Adverse Effect. The Stockholder has no knowledge of any fact or circumstance which could reasonably be expected to result in any other claim, action cause of action, suit, proceeding, inquiry, investigation or order against the Company, or which could adversely affect the business, operations, assets or prospects of the Company.

3.10. Intellectual Property.

                                8

The Company owns, or is licensed to use, all patents, trademarks, trade names, service marks, processes, know-how, customer lists and trade secrets (collectively, the "Intellectual Property") used in, or necessary for, the conduct of its business as currently conducted. No person has a right to receive a royalty with respect to any of the Intellectual Property. No claim has been asserted in writing or threatened by a third party with respect to the use of such Intellectual Property by the Company. The use of such Intellectual Property by the Company does not infringe on the rights of any person or entity. Consummation of the transactions Contemplated by this Agreement will not impair or alter any of the Company's Intellectual Property rights. To the Company's knowledge there are no infringements of the intellectual Property by any third party.

3.11. Compliance with Laws.

The Company is not and has not within the past three years been in violation of (i) any judgment, decree, injunction, order or ruling of any federal, state or local court or governmental or regulatory body or authority that is binding on any such person or its property under applicable law or (ii) any statute, law, ordinance, regulation, order or rule of any federal, state, local or other governmental agency or body.

3.12. Brokers and Finders.
The Company has not employed any broker or finder nor incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.



ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Stockholder as follows:

4.1. Organization; Etc.

Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

                               9

4.2. Authority Relative to this Agreement.

Buyer has all requisite authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all required action on the part of Buyer and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; provided, that, the foregoing shall not apply with respect to the incurrence of the financing for the funds required to consummate the transactions contemplated hereby or the execution, delivery and performance of agreements relating thereto. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement has been duly authorized, executed and delivered by Stockholder, constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

4.3. Consents and Approvals; No Violations.

No filing with, and no permit, authorization, consent or approval of any public body or governmental authority is necessary for the consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the organizational documents of Buyer, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any indenture, license, contract, agreement or other instrument or obligation to which Buyer is a party or by which any of them or any of their properties or assets may be bound, except for such defaults, violations or breaches which would not in the aggregate have a material adverse effect on the Buyer or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, or any of its properties or assets, except for violations of statutes, rules or regulations which in the aggregate would not have a material adverse effect on the Buyer.

4.4. Brokers and Finders.

Buyer has not employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

ARTICLE V.
MISCELLANEOUS PROVISIONS

5.1. Amendment and Modification.

This Agreement may be amended or modified at any time by the parties hereto, pursuant to an instrument in writing signed by the Buyer and the Stockholder.

                             10

5.2. Entire Agreement; Assignment.
This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and (b) may not be assigned, by operation of law or otherwise by a party hereto, without the prior written consent of the Buyer (in the case of any assignment by a Stockholder).Notwithstanding the foregoing, the Buyer may assign this Agreement to any legal entity which it controls, is controlled by, or is under common control with, and/or to any Person providing financing to Buyer to enable it to consummate the transactions contemplated hereunder.

5.3. Validity.

The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

5.4. Notices.
Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the other parties at the following addresses or telecopy numbers:



(a) if to the Buyer, to

Joseph R. Robinson
Vice President
MidMark Investments, Inc.
177 Madison Avenue
Morristown, NJ 07960
Phone (973) 971-9960 (Morristown)
Fax (973) 971-9963 (Morristown fax)
E-Mail mailto:jrobinson@midmarkcapital.com

with a copy to

David F. Broderick, Esq.
Partner
McCarter & English, LLP
100 Mulberry Street
Four Gateway Center
Newark, NJ 07102-4096
Business:
Phone (973) 622-4444 (Newark, NJ)

                                     11

Fax (973) 624-7070 (Newark, NJ)
E-Mail mailto:dbroderick@mccarter.com

(b) if to the Stockholder or the Company, to

Nicholas Toms (Nick)
Chief Executive Officer
Vertex Interactive, Inc.
140 Route 17N
Suite 250
Paramus, NJ 07652
Business:
Phone (973) 777-3500
Fax (201) 634 9353

and to

Jeffrey D. Marks, Esq.
Law Offices of Jeffrey D. Marks
P.O. Box 2665
415 Clifton Avenue
Clifton, NJ 07015
Business:Phone (973) 253-8855 (Clifton, NJ)
Fax (973) 253-8858 (Clifton, NJ)
E-Mail mailto:marks@ultradsl.net

5.5. Governing Law.

This Agreement shall be governed by the laws of the State of New Jersey (regardless of the laws that might otherwise govern under applicable New Jersey principles of conflicts of law)as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Since the Company is an organization formed under the law of the Republic of France the contemplated transactions herein may in part be governed by such laws.

It is the intention of the parties to comply with any applicable provisions of French Law and the parties agreement to amend this agreement and/or take such additional acts as the Buyer may deem to be may be necessary or desirable to comply with French Law and otherwise implement the intentions of the parties hereunder.

5.6. Descriptive Headings.
The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

                             12
5.7. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall Constitute one and the same instrument.

5.8. Expenses.

Whether or not this Agreement and the transactions contemplated hereby are consummated, and except as otherwise expressly set forth herein, all costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

5.9. Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its affiliates and nothing in this Agreement, express or implied, is intended by or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

5.10. No Waivers.

Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy
5.11. Transfer Taxes.

The Stockholder shall be responsible for, and pay, all sales, use, transfer, filing, conveyance, recording, and other similar Taxes and fees, including without limitation all applicable real estate transfer and real property gains Taxes and recording fees and stock transfer Taxes (collectively, "Transfer Taxes"), arising out of or in connection with the transactions effected pursuant to this Agreement. If the Buyer has primary responsibility under applicable law for the payment of any particular Transfer Tax, Buyer shall prepare and file the relevant Tax Return, pay the Transfer Tax shown on such Tax Return, and notify the Sellers of such Transfer Tax. In such event, the Stockholder shall reimburse the Buyer for the Transfer Tax in immediately available funds within five days of such notice.

	IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written

					MidMark Capital II, L.P.
					By MidMark Associates II, LLC
					By /s/Wayne L. Clevenger
						Wayne L. Clevenger

					MidMark Capital, L.P.
					By MidMark Associates, Inc.
					By /s/Wayne L. Clevenger
					STOCKHOLDER
						Wayne L. Clevenger

					Vertex Interactive, Inc.
					By /s/Nicholas R. Toms
					Name:		N. Toms
					Title:	CEO

					DynaSys S.A.
					By /s/Nicholas R. Toms
					Name: 	N. Toms
					Title:	Director